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UNITED STATES
SECURITIESANDEXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 19, 2010

APPLIED NANOTECH HOLDIINGS, INC.
(Exact name of registrant as specified in its charter)

TEXAS	1-11602	76-0273345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3006 Longhorn Boulevard, Suite 107, Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

(512) 339 - 5020
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company is raising approximately $2.0 million using convertible notes payable. These are 30 month notes bearing interest at a rate of 8% per annum and convertible at a fixed price of $0.20 per share. As of February 19, 2010, approximately $1.0 million has been received, and we are finalizing commitments for the remaining $1.0 million.

The Company has posted a shareholder letter regarding this on its website at www.appliednanotech.net in the Investor Information section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Form of term sheet

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Nanotech Holdings, Inc.

By: /s/ Douglas P. Baker
Date: February 22, 2010	Douglas P. Baker Chief Executive Officer